ANNEX I
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT
                                                   [PROTOTYPE FOR EACH ISSUANCE]

                                FORM OF DEBENTURE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 04-03- (1)                                                     US $_________

                              INFINIUM LABS, INC.

         8% CONVERTIBLE DEBENTURE SERIES 04-03 DUE DECEMBER ___, 2005(2)

      THIS DEBENTURE is one of a duly authorized issue of up to $_______(3) in Debentures of INFINIUM LABS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company") designated as its 8% Convertible Debentures Series 04-03.

      FOR VALUE RECEIVED, the Company promises to pay to, the registered holder hereof (the "Holder"), the principal sum of and 00/100 Dollars (US $ ) on December ___, 2005(2)(the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 8% per annum, accruing from December, 2004(4), the date of initial issuance of this Debenture (the "Issue Date"), on the date (each, an "Interest Payment Date") which is the


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(1)   Insert unique Debenture number for each issuance.
(2)   Insert date which is the first anniversary of the Closing Date.
(3)   Insert Total Purchase Price
(4)   Insert the Closing Date.


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earlier of (i) a Conversion  Date (as defined  below) or (ii) the Maturity Date, as the case may be. Accrual of interest shall commence on the Issue Date and shall continue to accrue on a daily basis until payment and/or conversion in full of the principal sum has been made or duly provided for. Additional provisions regarding the payment of interest are provided in Section 4(D) below (the terms of which shall govern as if this sentence were not included in this Debenture).

      This Debenture is being issued pursuant to the terms of the Securities Purchase Agreement, dated as of December 23, 2004 (the "Securities Purchase Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

      This Debenture is subject to the following additional provisions:

      1. The Debentures will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Debentures of different denominations, as reasonably requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

      2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

      3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. The Holder shall deliver prior written notice to the Company of any proposed transfer of this Debenture. In no event shall such transfer by a Holder be for less than $50,000 of principal of the Debentures held by the Holder or the remaining outstanding balance of the Holder's Debentures, whichever is less. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation, including legal opinions, that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.


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      4.    A.    (i)   At any  time  on or  after  the  Commencement  Date  (as
defined below) and prior to the time this Debenture is paid in full in accordance with its terms (including without limitation after the Maturity Date and after the occurrence of an Event of Default, as defined below), the Holder of this Debenture is entitled, at its option, subject to the following provisions of this Section 4, to convert this Debenture at any time into shares of Common Stock, $0.0001 par value ("Common Stock"), of the Company of the Company at the Conversion Price (as defined below) per share.

                  (ii) The term "Conversion Price" means seventy-five percent (75%; the "Current Percentage") of the lowest Closing Price during the five (5) Trading Days ending on the Trading Day immediately before the Conversion Date; provided, however, that in no event will the Conversion Price be (x) more than $0.266667 (the "Maximum Conversion Price") or (y) until the earliest of (I) the date which is the four (4) months after the Closing Date, (II) the date after the Closing Date on which the Company files a registration statement on Form S-8, or (III) the date on which the Company first issues a Mandatory Conversion Notice (as defined below), lower than $0.106667 (the "Minimum Conversion Price") (as each such amount may be adjusted from time to time as provided herein).

                  (iii) The term "Commencement Date" means the earlier of (i) the date which is sixty-five (65) days after the Issue Date, or (ii) the Effective Date.

            B. Conversion shall be effectuated either by delivery to the Company or by facsimile transmission (as provided in Section 12 hereof) of a completed and duly executed Notice of Conversion (as defined below) to the address or facsimile number provided in the Notice of Exercise (as such address or facsimile number may be revised by notice given by the Company as contemplated by the Section headed "NOTICES" in the Securities Purchase Agreement). The notice of conversion ("Notice of Conversion") shall be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A. If paid in Common Stock as contemplated hereby, interest accrued or accruing from the Issue Date to the relevant Interest Payment Date shall be paid in Common Stock at the Conversion Price applicable as of such Interest Payment Date. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the Notice of Conversion to the Company so that it is received by the Company on or before such specified date,


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


provided that, if such conversion would convert the entire remaining principal of this Debenture, the Holder shall deliver to the Company the original Debentures being converted no later than five (5) Trading Days thereafter. Facsimile delivery of the Notice of Conversion shall be accepted by the Company by hand, mail or courier delivery at the address specified in said Exhibit A or at the facsimile number specified in said Exhibit A (each of such address or facsimile number may be changed by notice given to the Holder in the manner provided in the Securities Purchase Agreement). Certificates representing Common Stock upon conversion ("Conversion Certificates") will be delivered to the Holder at the address specified in the Notice of Conversion (which may be the Holder's address for notices as contemplated by the Securities Purchase Agreement or a different address), via express courier, by electronic transfer or otherwise, within three (3) Trading Days (such third Trading Day, the "Delivery Date") after the date on which the Notice of Conversion is delivered to the Company as contemplated in this paragraph B, and, if interest is paid by Common Stock, the Interest Payment Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this
Section 4(B) on the Conversion Date.

            C. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to convert any portion of this Debenture, or shall the Company have the obligation to convert such Debenture (and the Company shall not have the right to pay interest hereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder up on such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Debenture, further agrees that if the Holder transfers or assigns any of the Debentures to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 4(C) as if such transferee or assignee were the original Holder hereof. Aside from any restrictions imposed by applicable law, nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Debenture.


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            D.    (i)  Subject  to the  terms of  Section  4(C) and to the other terms of this Section 4(D), interest on the principal amount of this Debenture converted pursuant to a Notice of Conversion shall be due and payable, at the option of the Company, in cash or Common Stock on the Interest Payment Date.

                  (ii) If the interest is to be paid in cash, the Company shall make such payment within three (3) Trading Days of the Interest Payment Date. If the interest is not paid by such third Trading Day, the interest must be paid in Common Stock in accordance with the provisions of Section 4(D)(i) hereof, unless the Holder consents otherwise in each specific instance.

                  (iii) Notwithstanding the foregoing, the Company's right to issue shares in payment of such interest is applicable if, and only if, there is then a currently effective Registration Statement covering the resale of the shares to be issued to the Holder in payment of such interest.

                  (iv) The number of shares of Common Stock to be issued in payment of such interest shall be determined by dividing the dollar amount of the interest to be so paid by the Conversion Price on the relevant Interest Payment Date. Such Common Stock shall be delivered to the Holder, or per Holder's instructions, on the Delivery Date for the related Conversion Certificates pursuant to Section 4(B) hereof.

                  (iv) If the Company elects to have the interest paid in cash, the Company shall make such payment within three (3) Trading Days of the Interest Payment Date. If such payment is not made in cash by such date, it shall be deemed that, subject to the provisions of Section 4(C) hereof, the Company has elected to pay the interest in stock, if, but only if, the Registration Statement covering the shares being issued is effective on the date such shares are issued.

            E. Anything herein to the contrary notwithstanding, in the circumstances contemplated by Section 4(g) of the Securities Purchase Agreement, the Conversion Price and the other terms of the Unconverted Debenture (as defined below) may be adjusted in the manner provided in said Sections of the Securities Purchase Agreement. The term "Unconverted Debenture" means the principal amount of this Debenture which has not been converted as of the relevant date.

            F. (i) Subject to the terms and conditions of this Section 4(F), on each Mandatory Conversion Date (as defined below), without further action by the Holder, the outstanding principal and accrued but unpaid interest on this Debenture equal to the Mandatory Conversion Amount (as defined below) shall be


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


deemed converted into Common Stock at the Conversion Price in effect on such Mandatory Conversion Date. The Mandatory Conversion Date shall be a Conversion Date for all purposes of this Debenture and the other Transaction Agreements, except that the provisions of Section 4(C) shall not apply on the Mandatory Conversion Date. Any such mandatory conversion shall be subject to the following terms and conditions of this Section F to the extent relevant.

                  (ii)  The following terms shall have the meanings indicated:

      (a) "Mandatory Conversion Amount" is the amount equal to (x) the Lender's Allocable Share of (x) ten percent (10%) of the Weekly Weighted Trading Volume for the Trading Week ended on the last Trading Day before the date the Mandatory Conversion Notice is given.

      (b) "Mandatory Conversion Date" means the last Trading Day of the Mandatory Conversion Period.

      (c)   "Mandatory   Conversion   Notice"  means a written  notice  from the
Company to the Holder specifying that the Holder is required to convert at least the Mandatory Conversion Amount during the Mandatory Conversion Period.

      (d) "Mandatory Conversion Period" means, if the Company issues a Mandatory Conversion Notice, the period beginning on the calendar day after the last Trading Day of the most recent Trading Week and ending on the last Trading Day of the following calendar week.5

      (e) "Trading Week" means the Trading Days during the period beginning on the first Trading Day after a Sunday and ending on the last Trading Day before the next following Monday.

      (f)   "Weighted  Volume" shall mean,  for each Trading Day, the product of
(a) the Closing Price for that Trading Day, multiplied by (b) the volume for the Common Stock traded on the Principal Market for that Trading Day, each as reported by the Reporting Service.


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5 A calendar  week begins on Monday and ends on the last  Trading Day before the following Monday. If a Mandatory Conversion Notice were issued on Monday, April 11, 2005 (with respect to the Weekly Weighted Trading Volume for the Trading Days April 4, 2005 through April 8, 2005, inclusive, the Mandatory Conversion Period would begin April 9, 2005 and continue through April 15, 2005.


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      (g)   "Weekly  Weighted  Trading  Volume"  means the total of the Weighted
Volume for all of the Trading Days in a Trading Week.

                  (iii) If, but only if, all of the following conditions are true

      (a) the Registration Statement covering the resale of the Conversion Shares to be issued on the relevant Mandatory Conversion Date is in effect on the date the Company issues a Mandatory Conversion Notice and on the relevant Mandatory Conversion Date,

      (b) the Company is not in default of any material obligation under any of the Transaction Agreements on the date the Company issues a Mandatory Conversion Notice and on the relevant Mandatory Conversion Date, and

      (c) the Common Stock of the Company, including the Conversion Shares to be issued on the Mandatory Conversion Date, are eligible for trading on the Principal Trading Market,

then on or before the first Trading Day after any given Trading Week, the Company will have the right to give the Holder a Mandatory Conversion Notice, and the provisions of subparagraph (iv) below will apply. If any of these conditions is not true on the date the Mandatory Conversion Notice is given or on the Mandatory Conversion Date, the Mandatory Conversion Notice shall be deemed canceled ab initio.

                  (iv) The Mandatory Conversion Notice shall specify the Mandatory Conversion Amount and provide information supporting the calculation of such Mandatory Conversion Amount. If during the Mandatory Conversion Period (ending at the close of business on the Mandatory Conversion Date), the Holder has not submitted one or more Notices of Conversion for, in the aggregate, at least the Mandatory Conversion Amount, the Holder shall be deemed, without further action, to have submitted a Notice of Conversion on the Mandatory Conversion Date for the principal amount equal to the difference between the Mandatory Conversion Amount and the aggregate principal amount specified in Notices of Conversion actually submitted by the Holder during the Mandatory Conversion Period.

                  (v) Provided each satisfies the provisions of this Section 4(F), the Company may issue multiple Mandatory Conversion Notices, but not more than one in any Trading Week.


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                  (vi)  After  receiving  a  Mandatory  Conversion  Notice,  the
Holder shall continue to have the right to convert any outstanding portion of this Debenture in accordance with its terms until it is fully converted.

      5.    A.  No  provision  of this  Debenture  shall  alter  or  impair  the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or where contemplated herein in shares of its Common Stock, as applicable, as herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

            B. Except as provided in Section 5(C), this Debenture may not be prepaid in whole or in part at any time prior to the Maturity Date, except with the prior written consent of the Holder in each instance, which consent is in the sole and absolute discretion of the Holder and may be withheld for any reason or for no reason whatsoever.

            C.    Anything herein or in any of the other Transaction  Agreements to the contrary notwithstanding, at any time after the Effective Date, the Company will have the absolute and unconditional right to redeem all, but not less than all, of the then Unconverted Debenture in cash for the Redemption Amount (as defined below) in accordance with the terms of this Section 5(C) (such redemption, a "Redemption"), subject to the following terms and conditions:

                  (i) The Company may give a written notice (a "Redemption Notice") to the Holder of its intention to effect a Redemption. The Redemption Notice shall (x) specify a date (the "Scheduled Redemption Payment Date") on which such Redemption will be effected; provided, however, that the Scheduled Redemption Payment Date must be at least fifteen (15) Trading Days and not more than twenty (20) Trading Days after the Holder's actual receipt of the Redemption Notice, and (y) identify the bank (the "Redemption Payment Bank") where the Redemption Funds (as defined below) will be deposited prior to the issuance of the Confirmation Notice (as defined below).

                  (ii) No later than five (5) business days after the date the Redemption Notice is given to the Holder, the Company will send a notice (the "Confirmation Notice") to the Holder that funds (the "Redemption Funds") equal to the Redemption Amount (calculated as of the Scheduled Redemption Payment
Date) have been deposited with the Prepayment Bank, together with confirmation of such deposit by the Redemption Payment Bank. The Confirmation Notice will also include instructions for the method by which the Holder can provide instructions to the Redemption Payment Bank to make payment by check or wire, as specified by the Holder, on the Scheduled Redemption Payment Date.


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                  (iii) The "Redemption Amount" is the amount,  payable in cash, equal to (x) the aggregate principal of the Unconverted Debenture (the "Accrued Principal Amount") and all accrued interest thereon through and including the Redemption Payment Date (as defined below), multiplied by (y) one hundred ten percent (110.00%). The "Redemption Payment Date" is the date the Redemption Amount is actually paid to the Holder.

                  (iv) Anything in this Debenture or any Notice of Conversion to the contrary notwithstanding, upon the Holder's receipt of a Redemption Notice, the Holder shall have the right, in the Holder's sole and absolute discretion, to notify the Company in writing that the Holder has canceled all or any part of any outstanding Notice of Conversion for which the Conversion Shares have not been delivered to the Holder. In such event the Debentures for which the Notice of Conversion has been canceled shall be deemed Unconverted Debentures.

                  (v) Even after the issuance of a Redemption Notice, the Holder may continue to convert this Debenture as provided in the other provisions of this Debenture until the Redemption Payment Date, and the Company covenants to honor all Notices of Conversion duly given by the Holder, without regard to the issuance of the Redemption Notice. If the Holder converts any portion of this Debenture after the date of the Redemption Notice and prior to the payment of the Redemption Amount to the Holder, so that the then outstanding principal of this Debenture is less than the Accrued Principal Amount, the Holder shall notify the Prepayment Bank of the then outstanding principal of this Debenture. The Redemption Amount will then be adjusted to and be deemed to be equal such outstanding principal plus all accrued but unpaid interest thereon through the Redemption Date.

                  (vi) If the Confirmation Notice is not timely given or if the Redemption Funds are not timely paid or made available to the Holder, the Holder will have the option, exercisable at any time prior to the actual payment of the Redemption Amount (together with any additional interest accruing on the Accrued Principal Amount after the Scheduled Redemption Payment Date) to effect either or both of the following actions: (x) cancellation, ab initio, of the prepayment contemplated by the Redemption Notice and (y) cancellation of the Company's prepayment right under this Section 5(C) at any time thereafter.

      6. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.


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


      7. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

      8. If, for as long as this Debenture remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, (i) the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, except that Section 4(C) shall not apply to such conversion.

      9. If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

      10. If, at any time while any portion of this Debenture remains out standing, the Company effectuates a stock split, combination or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Conversion Price and any other amounts calculated as contemplated hereby or by any of the other Transact ion Agreements shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Conversion Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and
(iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Conversion Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

      11. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

      12. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Securities Purchase Agreement, the terms of which are incorporated herein by reference.

      13. A. This Debenture shall be governed by and construed in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Debenture. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

            B. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Debenture were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Debenture and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

      14. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Debenture.

      15.   The following shall constitute an "Event of Default":

            a. The Company shall default in the payment of principal or interest on this Debenture, or any other amount due hereunder, and, in any such instance, the same shall continue for a period of five (5) Trading Days; or

            b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

            c. Subject to the terms of the Securities Purchase Agreement, the Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this
                  Debenture and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, the Agreement or the Registration Rights Agreement, and any such failure shall continue uncured for ten (10) Trading Days; or

            d. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under any of the Transaction Agreements and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

            e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

            f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty
                  (60) days after such appointment; or

            g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

            h. Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty
                  (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

            j. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

            k. The Company shall have its Common Stock suspended from trading on, or delisted from, the Principal Trading Market for in excess of ten (10) Trading Days; or

            l. Any event defined in another provision of this Debenture as an Event of Default shall have occurred.

If an Event of Default shall have occurred, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable (and the Maturity Date shall be accelerated accordingly), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any other Transaction Agreements to the contrary notwithstanding, and interest shall accrue on the total amount due (the "Default Amount") on the date of the Event of Default (the "Default Date") at the rate of 18% per annum or the maximum rate allowed by law, whichever is lower, from the Default Date until the date payment is made, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

      16. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

      17. (i) As evidenced by his signature below, the Guarantor (as defined below) is personally guarantying to the Holder the timely and full fulfillment of all of the obligations of the Company under this Debenture (each, an "Obligation" and collectively, the "Obligations") on the terms provided above and in the Personal Guarantee attached to this Debenture. Such guaranty is further evidenced by the Personal Guarantee of Guarantor (the "Guarantee") attached hereto executed by the Guarantor in favor of and delivered to the Holder.

            (ii) The term "Guarantor" means Timothy M. Roberts, an officer and director of


                   [Balance of page intentionally left blank]

      18. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Debenture.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: ___________________, 20___

                                                 INFINIUM LABS, INC.

                                                 By:____________________________

                                                 _______________________________
                                                 (Print Name)

                                                 _______________________________
                                                 (Title)

                         PERSONAL GUARANTEE OF GUARANTOR

The undersigned has executed the attached Personal Guarantee.


_____________________________
    Timothy M. Roberts

                         PERSONAL GUARANTEE OF GUARANTOR

      Reference is made to the 8% Convertible Debenture Series 04-03 Due December ___, 2005 (the "Debenture") of Infinium Labs, Inc. to ___________________________. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Debenture.

      To induce the Holder (or Holder's predecessor in interest) to make the loan to the Company contemplated by the Securities Purchase Agreement, the Guarantor hereby unconditionally personally guarantees to the Holder the timely and full fulfillment of all of the obligations of the Company under the above Debenture (each, an "Obligation" and collectively, the "Obligations") on the terms provided in the Debenture.

      The guaranty provided by the Guarantor hereby is referred to as the "Guarantee."

      This Guarantee will remain in effect as long as any of the Obligations is not fully satisfied, except that it will terminate of the Early Termination Date (as defined below), if any.

      The Guarantor agrees that the Holder may proceed against the Guarantor alone on account of this Guarantee without any obligation to proceed against or to exhaust any remedies against the Company or against any other Party.

      Guarantor is an officer and director of the Company. Guarantor represents to the Holder that he has determined that it is in his best interest to execute and deliver this Guarantee.

      Guarantor agrees that the Holder may extend or modify the terms of the Obligations with the Company without the prior consent of the Guarantor, but the terms of this Guarantee shall continue to apply to the Obligations as so extended or modified. Except to the extent that the Guarantor actually fulfills any of the Obligations, no Guarantee by the Guarantor or any other guarantor shall reduce or modify the obligations of the Company or any other Party hereunder or under any of the Transaction Documents.

      Any other provision of this Guarantee to the contrary notwithstanding, Guarantor's obligations under this Guarantee shall terminate, even if any part of the Obligation is then still outstanding, on the date (the "Early Termination Date") which is the earlier to occur of either the following:

      (i) if the Company consummates a single financing transaction for a gross amount (before deduction of customary fees and expenses) of at least Ten Million Dollars (US $10,000,000.00), the date such funding is consummated; or

      (ii) if the Company enters into an agreement pursuant to which it is to be acquired by or merged into another entity (which other entity was not an affiliate of the Company or of any of Company Control Person for at least three months prior to the execution of such agreement or for at least one year after the consummation of such transaction) and such agreement provides that, upon consummation of the transaction contemplated by such agreement, the Guarantor will no longer be an officer, director, consultant or employee of Company, the date on which the Guarantor ceases to be all of an officer, director, consult ant or employee of the Company.

      Guarantor represents to the Holder that this Guarantee is the valid and binding agreement of the Guarantor, enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

      The provisions of Section 17 of the Debenture are incorporated herein by reference as if set forth herein in full.

      Guarantor agrees that the provisions of Sections 12, 13 and 14 of the Debenture apply to the Guarantor, as if the Guarantor were the Company named therein.

      Guarantor acknowledges that it is aware that Holder is explicitly relying on the execution and delivery of this Guarantee by such Guarantor and on the enforceability of this Guarantee against such Guarantor in making the determination to enter into the Securities Purchase Agreement and to consummate the loan transaction contemplated thereby.

      IN WITNESS WHEREOF, Guarantor has executed and delivered this Guarantee as of the ____th day of December, 2004.


                                                 _______________________________
                                                 Timothy M. Roberts

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                                       OF
           8% CONVERTIBLE DEBENTURE SERIES 04-03 DUE DECEMBER __, 2005

  (To be Executed by the Registered Holder in Order to Convert the Debenture)

TO:   INFINIUM LABS, INC.                        VIA TELECOPIER TO:
      2033 Main Street, Suite 1309               (941)917-0782
      Sarasota, FL 34237
      Attn: President

FROM: ____________________________________________________ ("Holder")

DATE:_____________________________________________________(the"Conversion Date")

RE: Conversion of $___________ principal amount (the "Converted Debenture") of the 8% Convertible Debenture Series 04-03-__ Due December ___, 2005 (the "Debenture") of INFINIUM LABS, INC. (the "Company") into ____________ shares (the "Conversion Shares") of Common Stock (defined below)

      The captioned Holder hereby gives notice to the Company, pursuant to the captioned Debenture that the Holder elects to convert the Converted Debenture into fully paid and non-assessable shares of Common Stock, $0.0001 par value (the "Common Stock"), of the Company as of the Conversion Date specified above. Said conversion shall be based on the following Conversion Price (check one and fill in blank)

      [ ] $__________, rep resenting the original Conversion Price (as defined in the Debenture)

      [ ] $__________, representing the original Conversion Price (as defined in the Debenture), adjusted in accordance with the provisions of the Debenture.

Based on this Conversion Price, the number of Conversion Shares indicated above should be issued in the following name(s):

      Name and Record Address                    Conversion Shares

      --------------------------------------     ----------------
      --------------------------------------     ----------------
      --------------------------------------     ----------------

      It is the intention of the Holder to comply with the provisions of Section 4(C) of the Debenture regarding certain limits on the Holder's right to convert thereunder. Based on the analysis on the attached Worksheet Schedule, the Holder believe this conversion complies with the provisions of said Section 4(C). Nonetheless, to the extent that, pursuant to the conversion effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the conversion which would result in t he issuance of shares consistent with such provision. Any conversion above such amount is hereby deemed void and revoked.

      As contemplated by the Debenture, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

      If this Notice of Conversion represents the full conversion of the outstanding balance of the Converted Debenture, the Holder either (1) has previously surrendered the Converted Debenture, duly endorsed, to the Company or
(2) will surrender (or cause to be surrendered) the Converted Debenture, duly endorsed, to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Conversion.

      The certificates representing the Conversion Shares should be transmitted by the Company to the Holder (check one)

      [ ] via express courier or
      [ ] by electronic transfer (DTC)

within the time contemplated by the Debenture and Securities Purchase Agreement after receipt of this Notice of Conversion (by facsimile transmission or otherwise) to:

                     ______________________________________
                     ______________________________________
                     ______________________________________

      The  Holder  has  determined  that  accrued  but  unpaid  interest  on the
Converted Debenture through the Conversion Date is $____________________ (subject to further accrual if payment not timely made). As contemplated by the Debenture, the Company should also pay all such accrued but unpaid interest on the Converted Debenture to the Holder.

      -- If the Company elects to pay such interest in Common Stock, as contemplated by and subject to the provisions of the Debenture, such shares should be issued in the name of the Holder and delivered in the same manner as, and together with, the Conversion Shares.

      -- If the Company elects or is required to pay the interest paid in cash, such payment should be made by wire transfer as follows:


                     ______________________________________
                     ______________________________________
                     ______________________________________
                     ______________________________________
                     ______________________________________
                     ______________________________________


                                                 _______________________________
                                                 (Print name of Holder)


                                              By:_______________________________
                                                (Signature of Authorized Person)

                                                 _______________________________
                                                    (Printed Name and Title)

                              NOTICE OF CONVERSION
                               WORKSHEET SCHEDULE

1.    Current Common Stock holdings of Holder and Affiliates       ___________

2.    Shares to be issued on current conversion(1)                 ___________

3.    Other shares to be issued on other current conversion(s)     ___________
      and other current exercise(s)(2)

4.    Other shares eligible to be acquired within next 60 days     ___________
      without restriction

5.    Total [sum of Lines 1 through 4]                             ___________

6.    Outstanding shares of Common Stock(3)                        ___________

7.    Adjustments to Outstanding                                   ___________

      a.    Shares known to Holder as previously issued to
            Holder or others but not included in Line 6            ___________

      b.    Shares to be issued per Line(s) 2 and 3                ___________

      c.    Total Adjustments [Lines 7a and 7b]                    ___________

8.    Total Adjusted Outstanding [Lines 6 plus 7c]                 ___________

9.    Holder's Percentage [Line 5 divided by Line 8]               ___________%
      [Note: Line 9 not to be above 4.99%]


----------
(1) Includes conversion of stated value and assumes interest will be paid in Common Stock at the Conversion Price.

(2)   Includes   shares   issuable  on  conversion  of  convertible   securities
      (including assumed payment of interest or dividends) or exercise of other rights, including other warrants or options

(3) Based on latest SEC filing by Company or information provided by executive officer of Company, counsel to Company or transfer agent.